As filed with the Securities and Exchange Commission on January 28, 2008

Registration No. 333-36958

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

SEPRACOR INC.
(Exact name of registrant as specified in its charter)

Delaware	22-2536587
(State or other Jurisdiction of Incorporation or Organization)	(IRS Employee Identification Number)

84 Waterford Drive
Marlborough, MA  01752
(508) 481-6700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Andrew I. Koven

General Counsel

Sepracor Inc.

84 Waterford Drive
Marlborough, MA  01752
(508) 481-6700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Susan W. Murley, Esq.

Lia Der Marderosian, Esq.

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, MA  02109

(617) 526-6000

Approximate date of commencement of proposed sale to public:   Completed

If the only Securities being registered on this Form are being offered pursuant to dividend pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐                  .

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐                 .

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

DEREGISTRATION OF SECURITIES

The Securities and Exchange Commission (the “SEC”) has previously declared effective the registration statement on Form S-3 (File No. 333-36958) (the “Registration Statement”) filed by Sepracor Inc. (the “Company”) with respect to the resale on a continuous or delayed basis of an aggregate of $460,000,000 of 5% convertible subordinated debentures due 2007 (the “Debentures”) and 4,979,432 shares of common stock, par value $0.10 per share, of the Company, issuable upon conversion of the Debentures (collectively with the Debentures, the “Securities”).

The Registration Statement was filed for the benefit of holders of the Debentures (the “Holders”).

The Company agreed to keep the Registration Statement effective until the earlier of (i) the sale of the Securities and (ii) the expiration of the holding period under of the Securities Act of 1933, as amended.  The Company is no longer obligated to keep the Registration Statement effective.

In accordance with such agreement, and in accordance with the Company’s undertaking under Regulation S-K Item 512(a)(3), the Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to remove from registration all Securities not sold by the Holders pursuant to the Registration Statement.  Accordingly, the Company hereby requests that upon the effectiveness of this Post-Effective Amendment No. 1, such Securities be removed from registration.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Marlborough, Commonwealth of Massachusetts, on January 28, 2008.

SEPRACOR INC.

By:	/s/ Adrian Adams
Adrian Adams
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/	Adrian Adams	President, Chief Executive Officer and	January 28, 2008
	Adrian Adams	Director (Principal Executive Officer)

/s/	David P. Southwell	Chief Financial Officer, Executive Vice	January 28, 2008
	David P. Southwell	President, Corporate Planning, Development and Licensing (Principal Financial Officer)

/s/	Robert F. Scumaci	Executive Vice President, Corporate
	Robert F. Scumaci	Finance and Administration and Technical Operations and Treasurer (Principal Accounting Officer)

	*	Director	January 28, 2008
Timothy J. Barberich

	*	Director	January 28, 2008
James G. Andress

	*	Director	January 28, 2008
Digby W. Barrios

	*	Director	January 28, 2008
Robert J. Cresci

	*	Director	January 28, 2008
James F. Mrazek

Director
Lisa Riccardi

Director
Timothy J. Rink

	*	Director	January 28, 2008
Alan J. Steigrod

*By:	/s/ David P. Southwell		January 28, 2008
David P. Southwell, Attorney in Fact